UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

ProUroCare Medical Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota 55416
(Address of Principal Executive Offices) (Zip Code)

(952) 476-9093
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The disclosure under Item 2.03 below is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

On December 22, 2011, ProUroCare Medical Inc. (the Company”) borrowed $40,000 from each of Larry Musich and Alisa Piazza pursuant to promissory notes.  The unsecured promissory notes bear interest at 10% per annum and mature on March 22, 2012.  In addition, pursuant to the terms of the Piazza note, the Company issued to the lender a five-year warrant to purchase 17,500 shares of the Company’s common stock at $1.30 per share.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

4.1	Warrant to acquire 17,500 shares of common stock issued in favor of Alisa Piazza dated December 22, 2011(filed herewith).

99.1	Promissory note dated December 22, 2011 issued in favor of Larry Musich (filed herewith).

99.2	Promissory note dated December 22, 2011 issued in favor of Alisa Piazza (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ProUroCare Medical Inc.

Date: December 28, 2011	By:	/s/ Richard C. Carlson
Richard C. Carlson Chief Executive Officer